EX 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A Common Stock of Tempus AI, Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of February 10, 2026.

/s/ Eric Paul Lefkofsky
Eric Paul Lefkofsky

BLUE MEDIA, LLC
By:	/s/ Eric Paul Lefkofsky
Name:	Eric Paul Lefkofsky
Title:	Manager

GRAY MEDIA, LLC
By:	/s/ Eric Paul Lefkofsky
Name:	Eric Paul Lefkofsky
Title:	Manager

LEFKOFSKY FAMILY 2025 GRAT
By:	/s/ Elizabeth Lefkofsky
Name:	Elizabeth Lefkofsky
Title:	Trustee